UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 11, 2007

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          763-504-3000

(Former name or former address, if changed since last report)

Item 8.01 Other Events

On April 11, 2007, Multiband Corporation signed a nonbinding letter of intent with MDU Communications International, Inc. (MDU) regarding the sale of certain subscribers and associated assets from Multiband to MDU and the simultaneous provisioning by MDU from Multiband of certain on-going Multiband supplied subscriber management services. The Company makes no representation that any definitive agreement will be reached.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2007

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer